Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rioridge Resources Corp.

I consent to the inclusion in this Registration Statement on Form S-1 of my report dated March 10, 2008 included therein relating to the financial statements of Rioridge Resources Corp. for the period November 13, 2007 (inception) to December 31, 2007. I also consent to the reference to the firm under the heading “Experts” in this Registration Statement.

MICHAEL T. STUDER CPA P.C.
Freeport, New York	Michael T. Studer CPA P.C.
March 11, 2008